AdCare Health Systems Reports Fourth Quarter and Full-Year Financial 2016 Results Provides Business Update ATLANTA, GA, March 24, 2017—AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, today provided an update on its business and reported results for the three and twelve months ended December 31, 2016. Business Update • Signed a definitive purchase agreement to purchase an assisted living facility located in Alabama with 106 operational beds for $5.5 million; executed a long-term lease with an affiliate of C.Ross Management, LLC to lease the facility upon purchase. • Announced recertification by the Centers for Medicare and Medicaid Services (“CMS”) for its Jeffersonville and Oceanside facilities. • Refinanced short-term mortgage debt on its Sumter, South Carolina property with $5.9 million of HUD-guaranteed debt maturing in 2046. • Reduced quarterly general and administrative expense to $1.4 million in the fourth quarter, down 10.0% sequentially from the third quarter. • Repurchased 250,000 shares of common stock since November 2016 for $0.4 million under a newly approved share buyback program of up to 1.0 million shares of common stock. • Filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with a proposed reorganization of AdCare’s corporate structure intended to position the Company to regain compliance with certain NYSE MKT continued listing standards and to better position AdCare to comply with certain U.S. federal tax rules applicable to REITs to the extent such rules relate to the common stock, as further discussed in such filing. “We made noteworthy progress against each of the initiatives the board put in place to create sustainable shareholder value,” stated Bill McBride, AdCare’s Chairman and Chief Executive Officer. “Specifically, during the fourth quarter, we continued our efforts to identify and pursue attractive acquisitions, optimize our balance sheet and reduce operating costs as we saw improvements in the underlying operating performance of our property portfolio.” “We are moving forward with our efforts to purchase a 106-bed assisted living facility in Alabama with the execution of a definitive purchase agreement and the signing of an agreement to lease the facility to an affiliate of C.Ross Management,” continued Mr. McBride “We expect to close the transaction in the second quarter. The purchase of this facility at what we believe to be a compelling valuation provides us with the opportunity to deploy cash at an attractive return on capital and expands our presence in Alabama. The facility is located next to our Coosa Valley facility which should also improve the performance of that facility.” C.Ross Management, through its affiliates, operates 21 facilities in Georgia and Alabama, including seven AdCare facilities. The long-term lease for the assisted living facility includes a 13-year term with initial annual cash rent of $450,000 in the first year and a 2% annual rent escalator. The acquisition of the Alabama assisted living facility and its lease to an affiliate of C.Ross Management is subject to the satisfaction or waiver of customary conditions, including a satisfactory due diligence investigation, the accuracy of representations and warranties, and the compliance with covenants and obligations, as well as the receipt of regulatory approvals and license transfer. On February 13, 2017, Regional Health Properties, Inc. (“RHE”), a wholly owned subsidiary of the AdCare, filed a registration statement on Form S-4 with the SEC in connection with the proposed merger of AdCare with and into RHE in order to ensure the effective adoption of certain charter provisions restricting the ownership and transfer of the common stock, subject to approval by the holders of the common stock. The effective adoption of these ownership and transfer restrictions will serve two purposes. First, it will position AdCare to regain compliance with certain NYSE MKT continued listing standards regarding stockholders’ equity. Second, if the Board of Directors determines for any future taxable year, after further consideration and evaluation, that qualifying for and electing status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), would be in the best interests of AdCare and its shareholders, then the ownership and transfer restrictions will better position the Company to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock. AdCare anticipates a special meeting of shareholders in the second quarter of 2017 for the purpose of voting on the proposed merger. If completed, the reorganization will provide AdCare the opportunity to continue its business under the name “Regional Health Properties, Inc.”, which management believes better reflects the Company’s new business model as a healthcare property holding and leasing company. “The proposed reorganization and name change are consistent with our strategy of transitioning from an operating company to a property holding and leasing company, and we are exciting about operating under our new corporate name,” commented Mr. McBride. In the fourth quarter, the Company’s Rent Coverage Before Management Fees was 1.53x and Rent Coverage After Management Fees was 1.12x. “From an operational perspective, we further reduced overhead costs in the fourth quarter by nearly 10.0% sequentially from the third quarter through headcount reductions and non-compensation expense controls and expect further reductions in the next few quarters,” added McBride. “We are also pleased that our portfolio operating metrics, including rent coverage ratios, were stable during the fourth quarter as compared to the third quarter. We expect additional improvements in portfolio operating metrics over the next few quarters.”

Summary of Financial Results for the Three Months and Twelve Months Ended December 31, 2016 Revenues in the fourth quarter of 2016 were $5.9 million, down 5.2% from $6.3 million in the fourth quarter of 2015. Revenues were lower in the quarter due to the sale of the Arkansas assets in the fourth quarter. Revenues for the twelve months ended December 31, 2016, increased by 48.6% to $27.3 million from $18.4 million for the twelve months ended December 31, 2015. The increase in revenues in the year reflects the Company’s transition to a healthcare property holding and leasing company. In accordance with accounting principles generally accepted in the United States, the Company recognizes rental revenues on a straight line rent accrual basis, except rental revenues for the nine facilities leased to affiliates of Skyline Healthcare LLC during 2016, for which revenue was recognized based on cash rent owed through the date of sale and rental revenues for two facilities leased to affiliates of Peach Health Group LLC for which rental revenues were not recognized due to the lack of certification of the facilities during the year. General and administrative costs decreased by $1.1 million, or 43.1%, to $1.4 million for the three months ended December 31, 2016, compared with $2.5 million for the same period in 2015. For the three months ended December 31, 2016 and 2015, general and administrative costs include $0.2 million and $0.3 million, respectively, of stock-based compensation expense. General and administrative costs for the twelve months ended December 31, 2016, decreased by approximately $2.8 million, or 26.8%, to $7.7 million, compared with $10.5 million for the same period in 2015. For the twelve months ended December 31, 2016 and 2015, general and administrative costs include $1.1 million and $0.9 million, respectively of stock-based compensation expense. The decreases were due to reduced headcount and improved non-compensation expense controls as the Company transitioned from an operating company to a property holding and leasing company. The loss from discontinued operations, net of tax for the quarter was $6.9 million, compared with $2.4 million for the prior-year period. For the full year 2016, the loss from discontinued operations, net of tax, was $13.4 million, compared with loss from discontinued operations, net of tax, of $4.9 million for the prior year. The losses in the three and twelve month periods ended December 31, 2016, were primarily due to an increase in the self-insurance reserve for professional liability claims in connection with legacy operations as well as bad debt expense related to legacy patient care related receivables. Net loss attributable to AdCare common stockholders in the fourth quarter of 2016 was $420,000, or $0.02 per basic and diluted share, compared with $10.2 million, or $0.50 per basic and diluted share, for the fourth quarter of 2015. For the twelve months ended December 31, 2016, the net loss attributable to AdCare common stockholders was $14.8 million, or $0.74 per basic and diluted share, compared with a net loss of $28.7 million, or $1.46 per basic and diluted share, in the prior period. Cash and cash equivalents at December 31, 2016, totaled $14.0 million, compared with $2.7 million at December 31, 2015. Restricted cash and investments at December 31, 2016, totaled $5.5 million, compared with $12.7 million at December 31, 2015. Total debt outstanding at December 31, 2016, totaled $80.0 million, compared with $122.8 million at December 31, 2015 (including $958,000 in liabilities of disposal group held for sale at December 31, 2015, and net of $2.2 million and $2.7 million of deferred financing costs at December 31, 2016 and December 31, 2015, respectively). Cash and cash equivalents and total debt at December 31, 2016, are not adjusted for $6.7 million of convertible subordinated debt that was purchased by the Company in accordance with its previously announced tender offer which expired on January 10, 2017. Conference Call and Webcast AdCare will hold a conference call to provide a business update and discuss its fourth quarter 2016 and year end results on Friday, March 24, 2017 at 9 a.m. ET. • Date and time: Friday, March 24, 2017 at 9 a.m. ET • Dial-in number: 1-800-967-7187 (domestic) or 1-719-325-2499 (international) • Reference passcode: 4711431 • Replay number: Dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). Reference passcode: 4711431 to access the replay. The replay will be available until March 31, 2017. • Webcast link: http://public.viavid.com/index.php?id=123276 About AdCare Health Systems AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. AdCare currently owns, leases or manages for third parties 29 facilities. For more information about AdCare, visit www.adcarehealth.com. Important Cautions Regarding Forward-Looking Statements This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. Forward-looking statements in this press release include, among others, statements regarding the proposed merger of AdCare into RHE, the effect of the adoption of certain charter provisions, AdCare regaining compliance with certain NYSE MKT continued listing standards, the special meeting and the timing thereof, the purchase of the assisted living facility located in Alabama and the lease thereof, the deployment of cash at an attractive return on capital, improvements in portfolio operating metrics, improvements in the credit profile of the facilities, and the reduction of overhead costs. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the SEC from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Additional Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. RHE has filed with the SEC a registration statement on Form S-4 containing a proxy statement of AdCare and a prospectus of RHE with respect to the proposed merger. The registration statement has not yet become effective. Notice of a special meeting and a definitive proxy statement/prospectus will be mailed to holders of shares of AdCare's common stock. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain documents free of charge at the website maintained by the SEC at http://www.sec.gov. In addition, you may obtain documents filed with the SEC by AdCare and RHE free of charge by contacting the Corporate Secretary, AdCare Health Systems, Inc., 454 Satellite Blvd. NW, Suite 100, Suwanee, Georgia 30024, or you may visit the investor relations section of AdCare's website at http://adcarehealth.com/ for copies of any such document of AdCare.

AdCare, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from holders of AdCare's common stock in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed merger is included in the Form S-4 and proxy statement/prospectus. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF ADCARE AND THEIR OWNERSHIP OF ADCARE'S CAPITAL STOCK IS SET FORTH IN THE FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS. INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS BY READING THE FORM S-4 AND PROXY STATEMENT/PROSPECTUS. Investors should read the Form S-4 and proxy statement/prospectus carefully before making any voting or investment decisions.

Company Contacts		**Investor Relations**
Bill McBride	Allan Rimland	Brett Maas
Chairman and CEO	President and CFO	Managing Partner
AdCare Health Systems, Inc.	AdCare Health Systems, Inc.	Hayden IR
Tel (678) 368-4345	Tel (678) 368-4402	Tel (646) 536-7331
bill.mcbride@adcarehealth.com	allan.rimland@adcarehealth.com	brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Amounts in 000’s) ASSETS 2016 2015 (Amounts in 000's) Current assets: Cash and cash equivalents 14,045$ 2,720$ Restricted cash 1,600 9,169 Accounts receivable, net of allowance of $7,529 and $12,487 2,429 8,805 Prepaid expenses and other 2,395 3,214 Assets of disposal group held for sale - 1,249 Total current assets 20,469 25,157 Restricted cash and investments 3,864 3,558 Property and equipment, net 79,168 126,676 Intangible assets - bed licenses 2,471 2,471 Intangible assets - lease rights, net 2,754 3,420 Goodwill 2,105 4,183 Lease deposits 1,411 1,812 Other assets 7,244 1,996 Total assets 119,486$ 169,273$ LIABILITIES AND DEFICIT Current liabilities: Current portion of notes payable and other debt 4,018$ 50,960$ Current portion of convertible debt, net 9,136 - Accounts payable 3,037 8,741 Accrued expenses and other 9,077 3,125 Liabilities of disposal group held for sale - 958 Total current liabilities 25,268 63,784 Notes payable and other debt, net of current portion: Senior debt, net 60,189 54,742 Bonds, net 6,586 6,600 Convertible debt, net - 8,968 Other debt, net 41 531 Other liabilities 3,677 3,380 Deferred tax liability 226 389 Total liabilities 95,987 138,394 Preferred stock, no par value; 5,000 shares authorized; 2,762 and 2,427 shares issued and outstanding, redemption amount $69,038 and $60,273 at December 31, 2016 and 2015, respectively 61,446 54,714 Stockholders' deficit: Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,927 and 19,861 shares issued and outstanding at December 31, 2016 and 2015, respectively 61,643 60,958 Accumulated deficit (99,590) (84,793) Total stockholders' deficit (37,947) (23,835) Total liabilities and stockholders' deficit 119,486$ 169,273$ December 31,

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in 000's, except per share data)

(Unaudited)

(Amounts in 000's)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Revenues:				
Rental revenues	$ 5,636	$ 5,932	$ 26,287	$ 17,254
Management fee and other revenues	290	319	1,050	1,146
Total revenues	5,926	6,251	27,337	18,400
Expenses:				
Facility rent expense	2,171	2,206	8,694	5,758
Depreciation and amortization	1,120	2,086	5,296	7,345
General and administrative expense	1,439	2,530	7,714	10,544
Other operating expense	(35)	1,864	1,378	2,394
Total expenses	4,695	8,686	23,082	26,041
Income (loss) from operations	1,231	(2,435)	4,255	(7,641)
Other (income) expense:				
Interest expense, net	1,508	1,874	6,885	8,462
Loss on extinguishment of debt	245	-	245	680
Gain on disposal of assets	(8,750)	-	(8,750)	-
Other expense	21	163	72	918
Total other (income) expense, net	(6,976)	2,037	(1,548)	10,060
Income (loss) from continuing operations before income taxes	8,207	(4,472)	5,803	(17,701)
Income tax (benefit) expense	(166)	91	(163)	110
Income (loss) from continuing operations	8,373	(4,563)	5,966	(17,811)
Loss from discontinued operations, net of tax	(6,915)	(2,431)	(13,428)	(4,892)
Net income (loss)	1,458	(6,994)	(7,462)	(22,703)
Loss attributable to noncontrolling interests	-	(1,600)	-	(815)
Net income (loss) attributable to AdCare Health Systems, Inc.	1,458	(8,594)	(7,462)	(23,518)
Preferred stock dividends	(1,878)	(1,627)	(7,335)	(5,208)
Net loss attributable to AdCare Health Systems, Inc. Common Stockholders	$ (420)	$ (10,221)	$ (14,797)	$ (28,726)
Net loss per share of common stock attributable to AdCare Health Systems, Inc.				
Basic and diluted:				
Continuing operations	$ 0.33	$ (0.31)	$ (0.07)	$ (1.17)
Discontinued operations	$ (0.35)	$ (0.19)	$ (0.67)	$ (0.29)
	$ (0.02)	$ (0.50)	$ (0.74)	$ (1.46)
Weighted average shares of common stock outstanding:				
Basic and diluted	19,891	19,856	19,892	19,680

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING METRICS

Portfolio Operating Metrics (1)	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016
Occupancy (%)	82.3%	81.7%	82.6%	82.6%
Skilled Mix (2)	24.9%	24.6%	23.7%	23.1%
Rent Coverage Before Management Fees	1.36	1.32	1.53	1.53
Rent Coverage After Management Fees	0.95	0.93	1.12	1.12

(1) Excludes nine Arkansas facilities (which were sold on October 6, 2016), three Georgia facilities previously operated by affiliates of New Beginnings Care, and three managed facilities in Ohio.

(2) Quality Mix refers to all payor types less Medicaid.